Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of subsidiaries of the Company as of October 14, 2011, omitting some subsidiaries which, considered in the aggregate, would not constitute a significant subsidiary.

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo Pharmaceuticals Holdings Inc.
Endo Pharmaceuticals Inc.	Delaware	Direct
Endo Pharmaceuticals Solutions Inc.	Delaware	Indirect
HealthTronics, Inc.	Georgia	Direct
Generics International (US Parent), Inc.	Delaware	Indirect
Generics Bidco I, LLC	Delaware	Indirect
Generics Bidco II, LLC	Delaware	Indirect
Quartz Specialty Pharmaceuticals, LLC	Delaware	Indirect
Endo Pharma Canada Inc.	New Brunswick	Indirect
Endo Pharma Ireland Limited	Dublin	Indirect
Endo Pharma Delaware Inc.	Delaware	Indirect
CPEC LLC	Delaware	Indirect
IPI Management Corp.	Massachusetts	Indirect
Endo Pharmaceuticals Valera Inc.	Delaware	Indirect
Ledgemont Royalty Sub LLC	Delaware	Indirect
Generics International (US Holdco), Inc.	Delaware	Indirect
Generics International (US Midco), Inc.	Delaware	Indirect
Generics International (US), Inc.	Delaware	Indirect
Moores Mill Properties LLC	Delaware	Indirect
Wood Park Properties LLC	Delaware	Indirect
Vintage Pharmaceuticals, LLC	Delaware	Indirect
American Medical Systems Holdings, Inc.	Delaware	Indirect
American Medical Systems, Inc.	Delaware	Indirect
American Medical Systems Australia Pty. Ltd.	Australia	Indirect
American Medical Systems Benelux B.V.B.A.	Belgium	Indirect
American Medical Systems Canada Inc.	Canada	Indirect
American Medical Systems Deutschland GmbH	Germany	Indirect
American Medical Systems Europe B.V.	The Netherlands	Indirect

Subsidiary	Jurisdiction of Incorporation or Organization	Ownership by Endo Pharmaceuticals Holdings Inc.
American Medical Systems France S.A.S	France	Indirect
American Medical Systems Iberica S.L.	Spain	Indirect
American Medical Systems Luxembourg S.à.r.l.	Luxembourg	Indirect
American Medical Systems UK Limited	United Kingdom	Indirect
AMS — American Medical Systems do Brasil Produtos Urológicos e Ginecológicos Ltda.	Brazil	Indirect
AMS Japan Inc.	Japan	Indirect
AMS Research Corporation	Delaware	Indirect
AMS Sales Corporation	Delaware	Indirect
AMS Sverige A.B.	Sweden	Indirect
Laserscope	California	Indirect
AMS Bermuda ULC	Bermuda	Indirect
AMS Medical Technologies ULC	Ireland	Indirect
AMS Medical Systems Ireland Limited	Ireland	Indirect
AMS India, Inc.	Delaware	Indirect